Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of November 20, 2024, by and among Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).
WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, of (i) shares (the “Shares”) of the Company’ s common stock, par value $0.0001 per share (the “Common Stock”), and/or (ii) pre-funded warrants to purchase shares of Common Stock (“Pre-Funded Warrants” together with the Shares, the “Securities”), substantially in the form attached hereto as Exhibit B; and
WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and Pre-Funded Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:
1.Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
“Aggregate Purchase Amount” has the meaning set forth in Section 2.2 hereof.
“Agreement” has the meaning set forth in the recitals hereof.
“Amended and Restated Bylaws” means the bylaws of the Company, as currently in effect and as in effect on the Closing Date.
“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect and as in effect on the Closing Date.

“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing” has the meaning set forth in Section 2.2 hereof.
“Closing Date” has the meaning set forth in Section 2.2 hereof.
“Common Stock” has the meaning set forth in the recitals hereof.
“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
“Company” has the meaning set forth in the recitals hereof.
“Company Product Candidates” has the meaning set forth in Section 3.16 hereof.
“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.
“DEA” has the meaning set forth in Section 3.36 hereof.
“Disclosure Document” has the meaning set forth in Section 5.3 hereof.
“Disclosure Time” has the meaning set forth in Section 5.3 hereof.
“Environmental Laws” has the meaning set forth in Section 3.29 hereof.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“Exempt Issuance” means (a) the issuance of shares of Common Stock, options to purchase shares of Common Stock or other Related Securities (as defined below), or shares of Common Stock upon exercise, conversion, or vesting and settlement of options or other Related Securities, as the case may be, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (b) the issuance of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants outstanding on the date hereof and described in the SEC Reports, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) the filing of a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (d) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, (e) issuance of shares of Common Stock in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; provided, however, that in the case of this clause (e), the sum of the aggregate number of shares of Common Stock so issued shall not exceed 750,000 shares of Common Stock, (f) issuance of shares of Common Stock in connection with any equity investment made by a potential strategic partner; provided, however, that in the case of this clause (f), the sum of the aggregate number of shares of Common Stock so issued shall not exceed 2,000,000 shares of Common Stock and (g) issuance of shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock. Notwithstanding anything to the contrary contained in this paragraph, the Company shall be permitted to keep in effect the Controlled Equity Offering Sales Agreement, dated November 8, 2018, by and between the Company and Cantor Fitzgerald & Co., provided that no sales of securities shall be made under such Controlled Equity Offering Sales Agreement during the period set forth in Section 5.11 below.
“FCPA” has the meaning set forth in Section 3.31. hereof.
“FDA” has the meaning set forth in Section 3.37 hereof.
“FDCA” has the meaning set forth in Section 3.39 hereof.
“Financial Advisor” means Guggenheim Securities, LLC.
“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.
“GLP” has the meaning set forth in Section 3.40 hereof.
“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.
“Hazardous Materials” has the meaning set forth in Section 3.29 hereof.
“Health Care Laws” has the meaning set forth in Section 3.39 hereof.
“HIPAA” has the meaning set forth in Section 3.39 hereof.
“IND” has the meaning set forth in Section 3.37 hereof.
“Indemnified Persons” has the meaning set forth in Section 5.10(a) hereof.
“Intellectual Property” has the meaning set forth in Section 3.16 hereof.
“Investor” and “Investors” have the meanings set forth in the recitals hereof.

“Investor Majority” means, (i) prior to the Closing, the Investors committed to purchase at least a majority of the Securities (provided that such majority shall include each Investor that committed an Aggregate Purchase Amount of no less than $25 million (including the Aggregate Purchase Amount of such Investor’s affiliates and related funds)), and (ii) following the Closing, the Investors who hold at least a majority of the Securities (including any Pre-Funded Warrant Shares) still held by the Investors.
“Janssen License Agreement” means the License and Technology Transfer Agreement, dated April 23, 2024, by and between the Company and Janssen Pharmaceuticals, Inc.
“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from the taking of any action in accordance with this Agreement.
“Material Contract” means any indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character of the Company that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Exchange Act.
“Material Permits” has the meaning set forth in Section 3.14 hereof.
“Nasdaq” means the Nasdaq Stock Market LLC.
“National Exchange” means (i) on and prior to the Closing Date, the Nasdaq Capital Market, and (ii) following the Closing Date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.
“NDA” has the meaning set forth in Section 3.37 hereof.
“Off-Balance Sheet Transaction” has the meaning set forth in Section 3.32 hereof.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Placement Agent” means RBC Capital Markets, LLC.
“Pre-Funded Warrant Price” means $14.9119.
“Pre-Funded Warrant Shares” has the meaning set forth in Section 3.3 hereof.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.
“Principal National Exchange” means the National Exchange on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Capital Market.
“Registration Rights Agreement” has the meaning set forth in Section 6.1(j) hereof.
“Regulatory Permits” has the meaning set forth in Section 3.14 hereof.
“Required Approvals” has the meaning set forth in Section 3.5 hereof.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” means reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof, including (a) the exhibits thereto and documents incorporated by reference therein and (b) Current Reports on Form 8-K to be filed on or about the Closing Date in substantially the forms provided to Investors prior to the date hereof.
“Securities” has the meaning set forth in the recitals hereof.
“Securities Act” has the meaning set forth in the recitals hereof.
“Share Price” means $14.912.
“Shares” has the meaning set forth in the recitals hereof.
“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).
“Subsidiary” means any subsidiary of the Company listed in the SEC Reports, and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.
“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.
“Transaction Agreements” means this Agreement, the Pre-Funded Warrants, the Registration Rights Agreement and any other documents or agreements explicitly contemplated hereunder.
“Transfer Agent” means, with respect to the Common Stock, Equiniti Trust Company, LLC, or such other financial institution that provides transfer agent services as the Company may engage from time to time.
“Transfer Taxes” means all real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest, penalty, or addition thereto) incurred in connection with the transactions contemplated by this Agreement.
2.Purchase and Sale of Securities.
2.1Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, up to an aggregate of $105,000,000 of Securities, with a purchase price per Share equal to the Share Price and a purchase price per Pre-Funded Warrant equal to the Pre-Funded Warrant Price. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor, severally and not jointly, shall purchase from the Company, (A) that number of Shares set forth opposite such Investor’s name on Exhibit A under the heading “Shares” and/or (B) a Pre-Funded Warrant exercisable for a number of shares of Common Stock set forth opposite such Investor’s name on Exhibit A under the heading “Shares Underlying Pre-Funded Warrants.” Notwithstanding the foregoing, for any Investor that has provided notice to the Company that this sentence shall apply to it, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Shares and/or Pre-Funded Warrants under this Agreement which, when aggregated with all shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 14.99% of the outstanding shares of Common Stock immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, and the number of Shares and/or Pre-Funded Warrants and the Aggregate Purchase Amount for such Investor shall be reduced accordingly.
2.2Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures on the second Business Day after the date hereof, or at such other time as agreed to by the Company and the Investor Majority which shall in no event be later than the fifth Business Day after the date hereof. At the Closing, the Securities shall be issued and registered in the name of such Investor, or in such nominee name(s) as designated by such Investor, representing the number of Securities to be purchased by such Investor at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor (the “Aggregate Purchase Amount” of such Investor) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing. On the Closing Date, the Company will (A) cause the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Company’s Transfer Agent as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, a Pre-Funded Warrant exercisable for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. If the Closing with respect to an Investor has not occurred within two Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount of such Investor by wire transfer of United States dollars in immediately available funds to the account specified by such Investor, and any book entries for the Securities shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing. Notwithstanding the foregoing and anything in this Agreement to the contrary and as may be agreed to among the Company and one or more Investors, if an Investor is (a) an investment company registered under the Investment Company Act of 1940, as amended, (b) advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (c) otherwise subject to internal policies and/or procedures relating to the timing of funding and issuance of securities, such Investor shall not be required to wire its Aggregate Purchase Amount until it confirms receipt of evidence of the issuance of such Investor’s Shares from the Transfer Agent in form and substance reasonably acceptable to the Investor and, if applicable, copies of such Investor’s Pre-Funded Warrants.
3.Representations and Warranties of the Company. Except as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Investors and the Placement Agent:
3.1Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. Each of the Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business. Each of the Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, Lien, encumbrance or adverse claim.
3.2Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
3.3Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Agreements to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including the issuance and sale of the Securities and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). The Company’s execution and delivery of each of the Transaction Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities and the Pre-Funded Warrant Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith. Each of the Transaction Agreements to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
3.4No Conflicts. The execution, delivery and performance by the Company of the Transaction Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities and the issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Investors herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable National Exchanges), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
3.5Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Agreements (including the issuance of the Securities and the issuance of the Pre-Funded Warrant Shares), other than (i) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, which have been made or will be made in a timely manner, (iii) the filing of any requisite notices and/or application(s) to the Principal National Exchange for the issuance and sale of the Securities and the listing of the Securities and Pre-Funded Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, which have been made or will be made in a timely manner, (iv) the filings required in accordance with Section 5.3 of this Agreement, and (v) those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).
3.6Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Agreements, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Agreements or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Pre-Funded Warrant Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Agreements or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Investors in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.
3.7Capitalization. The authorized, issued and outstanding capital stock of the Company as disclosed in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the SEC Reports or as provided in any of the Transaction Agreements, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries and other than equity awards subsequently issued pursuant to employee benefit plans. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Agreements that have not been effectively waived as of the Closing Date. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
3.8SEC Reports. Except as disclosed in the SEC Reports, the Company has filed all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent any Investor from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.
3.9Financial Statements. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.
3.10Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Securities and the transactions contemplated by the Transaction Agreements, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed as of the date that this representation is made.
3.11Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Agreements or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.
3.12Employment Matters. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or its subsidiaries, exists or, to the Company’s Knowledge, is threatened or imminent, which could reasonably be expected to result in a Material Adverse Effect.
3.13Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
3.14Regulatory Permits. The Company and its Subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective business as currently conducted and as described in the SEC Reports (“Material Permits”), except where the failure to so possess would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Material Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
3.15Title to Properties. The Company and its Subsidiaries possess good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 3.9 above (or elsewhere in the SEC Reports), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
3.16Intellectual Property. The Company and each of its Subsidiaries owns, possesses or has valid and enforceable licenses or other rights to use, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the SEC Reports to be conducted or as otherwise contemplated to be conducted as of the Closing Date, including without limitation for the development, manufacture and commercialization of compounds and product candidates subject to the Janssen License Agreement (collectively, the “Company Product Candidates”). Furthermore, (A) to the Company’s Knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property and, to Company’s Knowledge, there is no basis for such claim; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the Company’s Knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property; and to Company’s Knowledge, all issued patents within such Intellectual Property are valid and enforceable; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries, or the development, manufacture and commercialization of the Company Product Candidates, infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its Subsidiaries has received any written notice of such claim or has Knowledge of any basis for such a claim; and (E) to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. The Company and its Subsidiaries have a written agreement in place with each of its employees and contractors, which (x) assigns to the Company or such Subsidiary all rights, title and interest in and to all inventions and Intellectual Property developed by such employee or contractor in the course of such employment or otherwise conducting activities on behalf of the Company or such Subsidiary and (y) subjects such employee or contractor to reasonable obligations of confidentiality, non-disclosure and non-use with respect to all confidential information of the Company and its Subsidiaries. To the Company’s Knowledge, no employee or contractor of the Company or its Affiliates is in material violation of any such agreement. The Company and its Subsidiaries have employed reasonable efforts to maintain the confidentiality of any and all trade secrets within such Intellectual Property. The Company and each Subsidiary and, to the Company’s Knowledge, each counterparty thereto has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiary, and all such agreements are in full force and effect. The Company Product Candidates fall within the scope of the claims of one or more patents or applications owned by, or exclusively licensed to, the Company or the applicable Subsidiary. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.
3.17Insurance. Each of the Company and its Subsidiaries are insured by financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for companies of similar size, engaged in similar businesses in similar industries including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, and acts of vandalism and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have been denied any insurance coverage which it has sought or for which it has applied.
3.18Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), that would be required to be disclosed pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act that has not otherwise been appropriately disclosed in accordance with the Exchange Act.
3.19Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company makes and keeps accurate books and records and maintains a system of internal accounting controls designed, and which the Company believes is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
3.20Disclosure Controls. Except as disclosed in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company and its consolidated subsidiaries; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Except as disclosed in the SEC Reports, since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
3.21Certain Fees. Other than the Financial Advisor and the Placement Agent, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Securities. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this Section 3.21 that may be due in connection with the transactions contemplated by the Transaction Agreements. The Company shall indemnify, pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
3.22Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Investors, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Agreements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the National Exchange.
3.23Investment Company.     The Company is not, and immediately after receipt of payment for the Securities, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
3.24Registration Rights. Other than each of the Investors pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the SEC.
3.25Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received written notice from any National Exchange on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such National Exchange.
3.26Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
3.27No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 4, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any National Exchange on which any of the securities of the Company are listed or designated.
3.28Tax Matters. Except as disclosed in the SEC Reports, the Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns that have come due or has properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings, except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.9 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries is being contested or has not otherwise been finally determined, except as would not reasonably be expected to have a Material Adverse Effect.
3.29Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries are in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) to the Company’s Knowledge, there are no events or circumstances, existing as of the date hereof, that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
3.30No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.
3.31Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, employee, nor, to the Company’s Knowledge, any agent, affiliate or other person acting on behalf of the Company or its Subsidiaries have, in the course of its actions for, or on behalf of, the Company or its Subsidiaries (i) made any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company, its Subsidiaries and, to the Company’s Knowledge, the Company’s and such Subsidiaries’ affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
3.32Off Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the Company’s Knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the SEC’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the SEC Reports which have not been described as required.
3.33Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
3.34Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
3.35Sanctions. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing or facilitating any activities, business or transaction with any Sanctioned Person or in any Sanctioned Country or in any manner that would result in the violation of any Sanctions applicable to any party hereto.
3.36Regulatory Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals, consents and other authorizations issued by the appropriate domestic or foreign regional, federal, state, or local regulatory agencies or bodies necessary to conduct the business of the Company, including, without limitation, any Investigational New Drug Application (an “IND”) and/or New Drug Application (an “NDA”), as required by the U.S. Food and Drug Administration (the “FDA”), any authorizations issued by the Drug Enforcement Administration (the “DEA”), or any other authorizations issued by domestic or foreign regional, federal, state, or local agencies or bodies engaged in the regulation of pharmaceuticals such as those being developed by the Company and its subsidiaries (collectively, the “Regulatory Permits”), except for any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of such Regulatory Permits are valid and in full force and effect; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect; the Company has not failed to submit to the FDA any IND or NDA necessary to conduct the business of the Company, any such filings that were required to be made were in material compliance with applicable Laws when filed, and no material deficiencies have been asserted by the FDA with respect to any such filings or submissions that were made.
3.37Regulatory Filings. Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA, or any foreign, federal, state, provincial or local governmental or regulatory authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the SEC Reports, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the FDCA (as defined below) and all applicable rules and regulations of other federal, state, local and foreign governmental bodies exercising comparable authority.
3.38Compliance with Health Care Laws. Each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder (“FDCA”); (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; and (vi) any and all other applicable health care laws and regulations. Neither the Company nor, to the Company’s Knowledge, any Subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s Knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the Company’s Knowledge, any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Company’s Knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.
3.39Preclinical and Clinical Studies. The studies, tests and preclinical and clinical investigations conducted by or on behalf of the Company and its Subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with established protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and authorizations, including, without limitation, the FDCA and implementing regulations including good laboratory practice (“GLP”) regulations (21 C.F.R. Part 58) if any such studies, tests or preclinical and clinical investigations are being or have been conducted pursuant to GLP, and good clinical practice and IND requirements (21 C.F.R. Parts 50, 54, 56, and 312) if any such studies, tests or preclinical and clinical investigations were or are subject to good clinical practice regulations or were or are being conducted under an IND; the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the SEC Reports, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question in any material respect, the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of its Subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical investigations conducted by or on behalf of the Company or any of its Subsidiaries, except for material modifications reflected in protocol amendments to clinical and preclinical trials arising from joint discussions with such Governmental Authority.
3.40No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.
4.Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
4.1Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
4.2Authorization. Such Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of such Investor on this Agreement is genuine and the signatory to this Agreement, if such Investor is an individual, has the legal competence and capacity to execute the same or, if such Investor is not an individual, the signatory has been duly authorized to execute the same on behalf of such Investor. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3No Conflicts. The execution, delivery and performance of the Transaction Agreements by such Investor, the purchase of the Securities in accordance with their terms and the consummation by such Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or materially hinder the ability of such Investor to perform its obligations under the Transaction Agreements.
4.4Residency. Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Investor’s name on Exhibit A, except as otherwise communicated by such Investor to the Company.
4.5Brokers and Finders. Such Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.6Investment Representations and Warranties. Each Investor hereby represents and warrants that, it (i) as of the date hereof is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. Each Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.
4.7Intent. Each Investor is purchasing the Securities solely for investment purposes, for such Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if such Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Investor has no present arrangement to sell the Securities to or through any person or entity. Each Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.
4.8Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Investor has considered necessary to make an informed investment decision.
Each Investor acknowledges that such Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Investor acknowledges that such Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Each Investor is, at this time and in the foreseeable future, able to afford the loss of such Investor’s entire investment in the Securities and such Investor acknowledges specifically that a possibility of total loss exists.
4.9Independent Investment Decision. Such Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to such Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
4.10Securities Not Registered; Legends. Such Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
Each Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION). NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.
4.11Placement Agent. Each Investor hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to the Investor and neither the Placement Agent nor any of its affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Securities, nor is such information or advice necessary or desired, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agent or any of its affiliates in connection with the offer and sale of the Securities. Neither the Placement Agent nor any of its affiliates have made or make any representation as to the quality or value of the Securities and the Placement Agent and its affiliates may have acquired non-public information with respect to the Company which the Investor agrees need not be provided to it.
4.12No General Solicitation. Each Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. Such Investor became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to such Investor solely by direct contact between such Investor and the Company, the Placement Agent and/or their respective representatives. Such Investor did not become aware of this offering of the Securities, nor were the Securities offered to such Investor, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to such Investor. Such Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
4.13Access to Information. In making its decision to purchase the Securities, each Investor has relied solely upon independent investigation made by such Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor has received such information as such Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, each Investor acknowledges that copies of the SEC Reports are available on EDGAR at www.sec.gov. Each Investor acknowledges and agrees that such Investor and such Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as such Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
4.14Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short

Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) in the case of an Investor whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or subadviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.Covenants.
5.1Further Assurances. Prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Investor acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate and the Company agrees to promptly notify each Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 3 of this Agreement are no longer accurate.
5.2Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3Disclosure of Transactions.
(a)The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date hereof (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof), issue a press release and/or file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document” and the actual filing of such press release and/or Current Report on Form 8-K, the “Disclosure Time”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements and attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document, and (ii) all material non-public information concerning the Company disclosed to the Investors. Following the Disclosure Time, no Investor shall be in possession of any material non-public information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agent). In addition, effective upon the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agent, on the one hand, and any Investor or any of their respective affiliates, on the other hand, shall terminate and be of no further force or effect. From and after the issuance of the Disclosure Document, neither the Company nor its officers, directors, employees, agents, including, without limitation, the Placement Agent, or any other Person acting at their direction or on their behalf shall provide any material, nonpublic information to any Investor, unless otherwise specifically agreed in writing by such Investor. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its affiliates or advisers, or include the name of any Investor or any of its affiliates or advisers in any press release, public announcement or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement, which shall be subject to review of the Investors in accordance with the terms of the Registration Rights Agreement) or any regulatory agency, without the prior written consent of such Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market, provided that the Company shall use commercially reasonable efforts to provide the Investors with prior written notice of and a reasonable opportunity to review such disclosure permitted under foregoing clauses (i) and (ii).
5.4Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5Removal of Legends.
(a)In connection with any sale, assignment, transfer or other disposition of the Shares or Pre-Funded Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from such Investor, provided that the Company has timely received from the Investor a completed Investor representation letter (the “Investor Rep Letter”) in substantially the form attached hereto as Exhibit D and such other customary representations as may be reasonably required, in accordance with applicable law, in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.
(b)Subject to receipt from the Investor by the Company and the Transfer Agent of the completed Investor Rep Letter and such other customary representations as may be reasonably required, in accordance with applicable law, upon the earliest of such time as the Shares or Pre-Funded Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. Each Investor understands that the Company may, as a condition to the removal of any legends of any of the Securities, require that the request for removal be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Company and the Transfer Agent, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or is exempt from the registration requirements of the Securities Act, including under Rule 144. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.
5.6Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).
5.7Fees and Taxes. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.
5.8No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.9Reporting Status. Until the later of the time that (i) no Investor owns Securities or Pre-Funded Warrant Shares or (ii) the Pre-Funded Warrants have expired, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.
5.10Indemnification.
(a)The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements or (ii) as a result of or arising out of any action, claim or proceeding, pending or threatened, against an Indemnified Person in any capacity by any stockholder of the Company (whether directly or in a derivative capacity) who is not an Affiliate of the Indemnified Person with respect to the transactions contemplated by the Transaction Agreements, and in each case will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.
(b)Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
5.11Subsequent Equity Sales. Except for an Exempt Issuance, from the date hereof until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents.
5.12Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants, if any.
6.Conditions of Closing.
6.1Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date, and the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date, as though made on and as of such date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects and except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
(b)Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)No Injunction. The purchase of and payment for the Securities by such Investor and the issuance and sale of the Securities by the Company to such Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.
(d)Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.
(e)Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.
(f)Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g)Opinion of Company Counsel. The Company shall have delivered to the Investors and the Placement Agent the opinion of Cooley LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investor Majority and addressing such legal matters as the Investor Majority and the Company reasonably agree.
(h)Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), and 6.1(k) (No Stop Orders; Listing) of this Agreement have been fulfilled.
(i)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Securities and the Pre-Funded Warrant Shares.
(j)Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Investors.
(k)    No Stop Orders; Listing. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on the National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Pre-Funded Warrant Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.
6.2Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.
(b)Performance. Such Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.
(c)Injunction. The purchase of and payment for the Securities by such Investor and the issuance and sale of the Securities by the Company to such Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)Registration Rights Agreement. Such Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.
(e)Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Investor at the Closing as set forth in Exhibit A.
7.Termination.
7.1Termination. The obligations of the Company, on the one hand, and each Investor, on the other hand, to effect the Closing with respect to such Investor shall terminate as follows:
(i)Upon the mutual written consent of the Company and the Investor Majority prior to the Closing;
(ii)By the Company if any of the conditions set forth in Section 6.2 with respect to such Investor shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)By such Investor, solely as to itself, if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or
(iv)By either the Company or such Investor if the Closing with respect to such Investor has not occurred on or prior to the fifth Business Day following the date of this Agreement;
provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
7.2Notice. In the event of termination pursuant to Section 7.1, written notice thereof shall be given to each Investor by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.
8.Miscellaneous Provisions.
8.1Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld) other than filings pursuant to Section 13 and/or Section 16 of the Exchange Act, which, for avoidance of doubt, shall not require the Company’s consent; provided that, the Company shall not publicly disclose the name of any Investor or any affiliate or investment adviser of any Investor without such Investor’s consent.
8.2Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
8.3Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)If to the Company, addressed as follows:
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
Attention: General Counsel
Email: legal@cidara.com

with a copy (which shall not constitute notice):
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
Attention: Charles J. Bair, Esq.
Email: CBair@cooley.com

(b)If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address or e-mail address as subsequently modified by written notice given in accordance with this Section 8.3.
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
8.4Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
8.5Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)The Company and each of the Investors hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of Wilmington in the State of Delaware;
(ii)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
8.6Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), Transfer Taxes, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors. Notwithstanding the foregoing, the Company shall pay the reasonable and documented fees and expenses of Goodwin Procter LLP, counsel for certain Investors, in an amount not to exceed $100,000 in the aggregate.
8.8Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
8.9Confidential Information.
(a)Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10Reliance by and Exculpation of Placement Agent.
(a)Each Investor agrees for the express benefit of the Placement Agent and its affiliates and representatives that (i) the Placement Agent and its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) such Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Investor will be purchasing Securities based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its respective directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (iv) such Investor has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Investor further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.10 shall survive any termination of this Agreement.
(b)The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agent may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.
(c)Neither the Placement Agent nor any of its affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence or willful misconduct.
(d)The Company agrees that the Placement Agent and its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.
8.11Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this

Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby, except as expressly set forth in this Agreement. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company set forth in Section 3, the representations and warranties of each Investor set forth in Section 4, Section 6.1(h) and Section 8.10 of this Agreement.
8.12Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that Cooley LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.
8.13Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
8.14Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
8.15Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor Majority, provided that prior to the Closing the consent of all Investors shall be required. Notwithstanding the foregoing, (i) this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion and (ii) any amendment to Section 5.5 or Section 5.10 shall require the consent of each Investor. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of this Section 8.15 shall be valid without the prior written consent of the Placement Agent, which consent may be granted or withheld in the sole discretion of the Placement Agent.
8.16Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
8.17Mutual Drafting. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
8.18Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.
8.19Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
8.20    Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Agreement and the transactions contemplated hereby (together, the “Financing”), and has negotiated the terms of the Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent one or more other parties to this Agreement and/or their Affiliates in other matters, including matters that are similar, but not substantially related, to the Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. The Company and each other party to this Agreement hereby (a) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (b) acknowledges that, with respect to the Financing, Cooley has represented solely the Company and no other party, and (c) gives its informed consent to Cooley’s representation of the Company in the Financing and Cooley’s representation of other parties to this Agreement and/or their Affiliates in other matters.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

CIDARA THERAPEUTICS, INC.
By:     /s/ Shane Ward
Name: Shane Ward
Title: Chief Operating Officer and Chief Legal Officer

[Signature Page to Cidara Therapeutics, Inc. – Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.
By: VHCP Management EG, LLC, its general partner
By: /s/ Sherman Souther     Name: Sherman Souther
Title: Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.
By: VHCP Management III, LLC, its general partner By: VR Adviser, LLC, its manager
By: /s/ Sherman Souther     Name: Sherman Souther
Title: Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS III, LLC
By: VHCP Management III, LLC, its manager By: VR Adviser, LLC, its manager
By: /s/ Sherman Souther     Name: Sherman Souther
Title: Authorized Signatory

Address:    7 Bryant Park, 23rd Floor
    New York, NY 10018
Email:    legalnotice@venrock.com

[Signature Page to the Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner
By: /s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager
Address: 200 Berkeley St., 18th Floor, Boston, MA 02116
Email: legal@racap.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
TCG CROSSOVER FUND II, LP
By:    TCG Crossover GP II, LLC
    It’s General Partner
By: /s/ Chen Yu
Name: Chen Yu
Title: Managing Member
Address:    705 High Street
    Palo Alto, CA 94301
Attention:    Craig Skaling
Email:    cskaling@tcgcrossover.com
    finance@tcgcrossover.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
Vivo Opportunity Fund Holdings, L.P.
By: Vivo Opportunity, LLC, General Partner
By: /s/ Kevin Dai
Name: Kevin Dai
Title: Managing Member
Address: 192 Lytton Avenue, Palo Alto, CA 94301 Email: legal@vivocapital.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
Vivo Asia Opportunity Fund Holdings, L.P.
By: Vivo Opportunity Cayman, LLC, General Partner
By: /s/ Kevin Dai
Name: Kevin Dai
Title: Managing Member
Address: 192 Lytton Avenue, Palo Alto, CA 94301 Email: legal@vivocapital.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
Biotechnology Value Fund, L.P.
By: /s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer of BVF I GP LLC, General Partner of Biotechnology Value Fund, L.P.
Address: 44 Montgomery St, 40th Floor, San Francisco, CA 94104

Email: kratky@bvflp.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
Biotechnology Value Fund II, L.P.
By: /s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer of BVF II GP LLC, General Partner of Biotechnology Value Fund, L.P.
Address: 44 Montgomery St, 40th Floor, San Francisco, CA 94104

Email: kratky@bvflp.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
Biotechnology Value Trading Fund OS LP
By: /s/ Mark Lampert
Name: Mark Lampert
Title: President of BVF Inc., General Partner of BVF Partners L.P., Sole Member of BVF Partners OS Ltd., General Partner of Biotechnology Value Trading Fund
OS LP
Address: 44 Montgomery St, 40th Floor, San Francisco, CA 94104

Email: kratky@bvflp.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
MSI BVF SPV, LLC
By: /s/ Mark Lampert
Name: Mark Lampert
Title: President of BVF Inc., General Partner of BVF Partners L.P., Attorney in Fact MSI BVF SPV, LLC
Address: 44 Montgomery St, 40th Floor, San Francisco, CA 94104

Email: kratky@bvflp.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
MAP 852 SP, a segregated portfolio of MAP Institutional SPC
By: SPRUCE STREET CAPITAL LP, as its agent and investment adviser
By: /s/ Simon Basseyn
Name: Simon Basseyn
Title: Managing Partner
Address:
190 Elgin Avenue, George Town,
Grand Cayman KY1-9008
Email: simon@sprucestreetcapital.com
SPRUCE STREET CAPITAL MASTER FUND LP
By: SPRUCE STREET CAPITAL FUND GP LLC,
its general partner
By: /s/ Simon Basseyn
Name: Simon Basseyn
Title: Managing Member
Address:
777 Third Avenue, Suite 1704
New York, NY 10017
Email: simon@sprucestreetcapital.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR: Adage Capital Partners LP
By: /s/ Dan Lehan
Name: Dan Lehan
Title: Chief Operating Officer
Address: 200 Clarendon St, 52nd FL
Boston, MA 02116
Email: djl@adagecapital.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:
[NAME]    Checkpoint Capital (Master) Fund LP
By: /s/ Sam Huang
Name: Sam Huang
Title: Founder, Managing Partner

Address:
[●]    611 Washington Street, San Francisco CA, 94111
Email: [●]    sam@checkpointlp.com

EXHIBIT A
INVESTORS

Investor Name and Address	Shares	Share Purchase Price	Shares Underlying Pre-Funded Warrants	Pre-Funded Warrant Purchase Price	Aggregate Purchase Price
Venrock Healthcare Capital Partners III, L.P. 7 Bryant Park, 23rd Floor New York, NY 10018 legalnotice@venrock.com	132,317	$ 1,973,111.11	273,262	$ 4,074,855.62	$6,047,966.73
VHCP Co-Investment Holdings III, LLC 7 Bryant Park, 23rd Floor New York, NY 10018 legalnotice@venrock.com	13,247	$197,539.27	27,358	$407,959.77	$605,499.04
Venrock Healthcare Capital Partners EG, L.P. 7 Bryant Park, 23rd Floor New York, NY 10018 legalnotice@venrock.com	620,159	$9,247,811.01	1,280,760	$19,098,565.05	$28,346,376.06
RA Capital Healthcare Fund, L.P. 200 Berkeley St.,18th Floor, Boston, MA 02116 legal@racap.com	389,716	$ 5,811,445.00	1,286,786	$19,188,424.16	$24,999,869.16
TCG Crossover Fund II, LP 705 High Street Palo Alto, CA 94301 cskaling@tcgcrossover.com; finance@tcgcrossover.com	1,005,901	$14,999,995.72	-	-	$14,999,995.72
Vivo Opportunity Fund Holdings, L.P. 192 Lytton Avenue, Palo Alto, CA 94301 legal@vivocapital.com	600,157	$8,949,541.19	-	-	$8,949,541.19
Vivo Asia Opportunity Fund Holdings, L.P. 192 Lytton Avenue, Palo Alto, CA 94301 legal@vivocapital.com	70,443	$1,050,446.02	-	-	$1,050,446.02
A-1

Biotechnology Value Fund, L.P. 44 Montgomery St, 40th Floor, San Francisco, CA 94104 kratky@bvflp.com	174,603	$2,603,679.94	125,832	$1,876,394.21	$4,480,074.15
Biotechnology Value Fund II, L.P. 44 Montgomery St, 40th Floor, San Francisco, CA 94104 kratky@bvflp.com	166,852	$2,488,097.03	120,246	$1,793,096.33	$4,281,193.36
Biotechnology Value Trading Fund OS L.P. 44 Montgomery St, 40th Floor, San Francisco, CA 94104 kratky@bvflp.com	35,077	$523,068.23	25,279	$376,957.93	$900,026.16
MSI BVF SPV, LLC 44 Montgomery St, 40th Floor, San Francisco, CA 94104 kratky@bvflp.com	13,199	$196,823.49	9,512	$141,842.00	$338,665.49
Spruce Street Capital Master Fund LP 777 Third Avenue, Suite 1704 New York, NY 10017 simon@sprucestreetcapital.com	271,583	$4,049,845.70	-	-	$4,049,845.70
MAP 852 SP, a segregated portfolio of MAP Institutional SPC 190 Elgin Avenue, George Town, Grand Cayman KY1-9008 simon@sprucestreetcapital.com	63,717	$950,147.91	-	-	$950,147.91
Adage Capital Partners LP 200 Clarendon St., 52nd Floor, Boston, MA 02116 djl@adagecapital.com	201,180	$2,999,996.16	-	-	$2,999,996.16
Checkpoint Capital (Master) Fund LP 611 Washington St., San Francisco, CA 94111 sam@checkpointlp.com	134,123	$2,000,042.18	-	-	$2,000,042.18
TOTAL:	3,892,274	$58,041,589.96	3,149,035	$46,958,095.07	$104,999,685.03

A-2

EXHIBIT B
FORM OF PRE-FUNDED WARRANT
    [Form of Pre-Funded Warrant as separately filed]

B-1

EXHIBIT C
FORM OF REGISTRATION RIGHTS AGREEMENT
[Form of Registration Rights Agreement as separately filed]

C-1

EXHIBIT D
INVESTOR REPRESENTATION LETTER
___________, 20 _
Cidara Therapeutics, Inc.
Cooley LLP
10265 Science Center Drive
San Diego, CA 92121
To Whom It May Concern:
The undersigned (the “Holder”) hereby requests that the federal securities law restrictive legend be removed from the book entries representing _________ of shares of common stock, par value $0.0001 per share (the “Shares”), of Cidara Therapeutics, Inc. (the “Company”). In connection with the legend removal, Holder hereby represents to, and agrees with, you as follows:
1.    The Shares are owned of record and beneficially by Holder.
2.    Holder agrees that, if the Shares are not eligible to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), any offer, sale or transfer of, or other transaction involving, the Shares will only be made (i) pursuant to the Company’s Registration Statement (the “Registration Statement”) filed pursuant to the Securities Act, in a transaction contemplated in the “Plan of Distribution” section of the prospectus included in the Registration Statement and in accordance with the terms and conditions set forth in the Registration Rights Agreement, dated November 20, 2024, by and among Cidara Therapeutics, Inc. and the investors named therein (the “RRA”), including, but not limited to, the restrictions upon sales that may be imposed as set forth in the RRA or (ii) to an exemption from the registration requirements of the Securities Act other than Rule 144 subject to receipt of a legal opinion from Cooley LLP or other counsel acceptable to the Company that such offer, sale or transfer is exempt from the registration requirements of the Securities Act;
3.    Holder agrees that it will (i) not offer and sell, or cause or permit to be offered or sold, any Shares in violation of federal and state securities laws, including, without limitation, prospectus delivery requirements of the Securities Act and (ii) promptly stop selling or transferring Shares pursuant to the Registration Statement upon receipt of written notice pursuant to the RRA from the Company that the Registration Statement may not be used to effect offers, sales or other transfers of the Shares; and
4.    Holder (or, in the case of individuals, Holder’s employer) has in place internal policies and procedures reasonably designed to monitor and ensure that no offer, sale or transfer of, or other transaction involving, the Shares is made in violation of the foregoing restrictions, and Holder will monitor all transactions involving the Shares for the purpose of ensuring that they comply with all federal and state securities laws.
D-1

5.    Holder is familiar with the requirements for effecting resales or transfers of, or other transactions involving, the Shares in compliance with federal and state securities laws and acknowledges and agrees that the Company and Cooley LLP are relying on Holder’s representations and agreements in this letter.
Very truly yours,
[HOLDER]
By:
Name:
Title:

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